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       [LETTERHEAD OF MARR, MILLER & MYERS, PSC]



                INDEPENDENT AUDITORS' CONSENT


December 29, 1999



Board of Directors
Cumberland Mountain Bancshares, Inc.
1431 Cumberland Avenue
Middlesboro, Kentucky 40965

         Re:  Registration Statement on Form S-8
              ----------------------------------
              Cumberland Mountain Bancshares, Inc. Management
              Recognition Plan and Cumberland Mountain
              Bancshares, Inc. 1998 Stock Option and Incentive
              Plan

Gentlemen:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1999, on our audits of the consolidated balance sheets of Cumberland Mountain Bancshares, Inc. and subsidiaries as of June 30, 1999, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which reports were included in Cumberland Mountain Bancshares, Inc. Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999. We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.




/s/ Marr, Miller & Myers, PSC
_____________________________
Marr, Miller & Myers, PSC
Corbin, Kentucky